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                                                                      EXHIBIT 11

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                                                              Year Ended June 30,
                                                                              -------------------------------------------------
                                                                                    1998               1997             1996
                                                                              -------------       -----------       -----------
Basic and diluted weighted average shares outstanding .................           7,116,059         7,048,967         3,685,705
                                                                              =============       ===========       ===========
Net loss ..............................................................       $  (4,642,126)      $  (859,214)      $  (475,351)
                                                                              =============       ===========       ===========
Basic and diluted net loss per common share ...........................       $       (0.65)      $     (0.12)      $     (0.13)
                                                                              =============       ===========       ===========